UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2013

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 449-0479

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Recent Developments

Transactions in Brazil

Effective August 9, 2013, FleetCor Technologies, Inc. (the “Company”) acquired VB Servicos, Comercio e Administracao LTDA (“VB”), a leading provider of transportation cards and vouchers in Brazil. On August 26, 2013, the Company entered into an agreement to acquire DB Trans S.A. (“DB”), a leading provider of payment solutions for independent truckers in Brazil. In addition, the Company has signed a long term fuel card marketing agreement with Good Card, a leading Brazilian fuel card network operator, to issue fuel cards which operate in Good Card’s network of accepting merchants in Brazil. In total, the Company expects to invest over $300 million in these acquisitions, which will be financed with a combination of existing cash and borrowings under the Company’s revolving credit facility. The Company’s acquisition of DB is expected to close during the third quarter of 2013 subject to customary conditions.

VB is a leading provider of transportation cards (or vale transporte) in Brazil where employers are required by legislation to provide certain employees with prepaid public transportation cards to subsidize their commuting expenses. VB serves over 35,000 business clients, has approximately one million employees, and supports approximately 800 transportation agencies across Brazil. VB also markets food cards through an agreement with Edenred. DB is a leading provider of prepaid toll, fuel, and payroll card programs for transportation companies in Brazil. Good Card is accepted at approximately 40% of Brazil’s gas stations. The Company’s agreement with Good Card provides the Company with the rights to issue a market-leading fuel card program to the significant number of small and medium enterprises in Brazil.

Other Potential Acquisitions

The Company continues to actively pursue acquisitions of other businesses with business models that the Company believes are attractive in the Company’s current markets and other markets that the Company believes are attractive. The Company continues to discuss and negotiate potential acquisitions in the Americas, Europe and the Asia Pacific region. The Company currently has signed definitive documentation for one potential acquisition and has entered into a letter of intent for another. The potential aggregate purchase price for these potential acquisitions equals approximately $400 million, which the Company expects would be funded with cash on hand and borrowings under the Company’s credit facilities. These potential acquisitions remain subject to the satisfactory completion of due diligence, negotiation and resolution of business and legal issues, negotiation and, as applicable, completion of mutually satisfactory definitive agreements and corporate approvals by the parties. The Company cannot provide assurance if or when these potential acquisitions might be completed on acceptable terms or at all.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this Current Report on Form 8-K include statements relating to the Company’s expectations regarding the transactions described above. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with the acquisitions and marketing agreement and the failure to successfully integrate or otherwise achieve anticipated benefits from such acquired businesses and marketing agreement; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on commercial activity, as well as the other risks and uncertainties identified under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2013. The Company believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof, and the Company does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

September 10, 2013	By:	/s/ Sean Bowen
Sean Bowen
Senior Vice President and General Counsel